Exhibit 10.10
Execution Version
SUPPLEMENT NO. 1 TO PLEDGE AND SECURITY AGREEMENT

SUPPLEMENT NO. 1 TO PLEDGE AND SECURITY AGREEMENT, dated as of May
4, 2021 (this “Supplement”), to the Amended and Restated Pledge and Security Agreement dated as of February 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), by and among Crimson Midstream Operating, LLC, a Delaware limited liability company (“Crimson Operating”), Corridor MoGas, Inc., a Delaware limited liability company (“Corridor MoGas” and, along with Crimson Operating, each a “Borrower” and collectively the “Borrowers”), the other Pledgors party thereto from time to time, Wells Fargo Bank, National Association, as Administrative Agent (as hereinafter defined) for the ratable benefit of itself and the Secured Parties (as defined in the Credit Agreement described below).

A.Reference is made to that certain Amended and Restated Credit Agreement dated as of February 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto from time to time, the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as swingline lender (in such capacity, the “Swingline Lender”) and as issuing bank (in such capacity, the “Issuing Bank”), and the other parties from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement and the Credit Agreement.

B.The Pledgors have entered into the Pledge Agreement in order to, among other things, induce the Lenders to make Advances, the Swingline Lender to make Swingline Loans and the Issuing Bank to issue, extend and renew Letters of Credit under the Credit Agreement. Pursuant to Sections 5.11 and 5.12 of the Credit Agreement, each holder (other than an Unrestricted Subsidiary or a Regulated Subsidiary (except to the extent such Regulated Subsidiary
(i) is not prohibited under applicable law by the CPUC or any other applicable regulatory authority from becoming a Pledgor hereunder or (ii) has obtained the express written approval of the CPUC or such other applicable regulatory authority)) of an Equity Interest in a Subsidiary of either of the Borrowers that was not a Subsidiary of either of the Borrowers on the date of the Credit Agreement and each holder (other than an Unrestricted Subsidiary or a Regulated Subsidiary (except to the extent such Regulated Subsidiary (i) is not prohibited under applicable law by the CPUC or any other applicable regulatory authority from becoming a Pledgor hereunder or (ii) has obtained the express written approval of the CPUC or such other applicable regulatory authority)) of any Equity Interest of any entity other than a Subsidiary is required to enter into the Pledge Agreement as a Pledgor in accordance with the terms of Sections 5.11 and 5.12 of the Credit Agreement. Section 7.11 of the Pledge Agreement provides that such equity holders may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned equity holder (“New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Pledgor under the Pledge Agreement in order to, among other things, induce the Lenders to make additional Advances, the Swingline Lender to make Swingline Loans and the Issuing Bank to issue, extend and renew
Supplement No. 1 to Amended and Restated Pledge and Security Agreement

Letters of Credit under the Credit Agreement and as consideration for Advances previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and New Pledgor agree as follows:

SECTION 1. In accordance with Section 7.11 of the Pledge Agreement, New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects). In furtherance of the foregoing, New Pledgor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a continuing security interest in and Lien on all of New Pledgor’s right, title and interest in and to the Pledged Collateral of New Pledgor pursuant to the terms of the Pledge Agreement. Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. New Pledgor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to any Debtor Relief Laws or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3. Attached hereto as Exhibit A are supplemental schedules to the Pledge Agreement, which schedules set forth the information required by the Pledge Agreement with respect to New Pledgor as of the date hereof.

SECTION 4. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 5. The terms and conditions of Sections 7.06, 7.07, 7.08 and 7.12 of the Pledge Agreement shall be incorporated into this Supplement, mutatis mutandi.

[SIGNATURE PAGES FOLLOW]

Supplement No. 1 to Amended and Restated Pledge and Security Agreement

IN WITNESS WHEREOF, New Pledgor has duly executed this Supplement to the Pledge and Security Agreement as of the day and year first above written.

NEW PLEDGOR:

CRIMSON MIDSTREAM I CORPORATION, a
Delaware corporation

By:     /s/ Robert Waldron
Name: Robert Waldron
Title: Chief Financial Officer

Supplement No. l to Amended and Restated Pledge and Security Agreement

Schedules Supplement No. 1
to the Pledge Agreement

Pledged Collateral SCHEDULE 2.02(a)

Pledgor	Issuer	Type of Membership Interest	% of Membership Interest Owned
Crimson Midstream Operating, LLC	Crimson Midstream Services, LLC	Membership Interests	99.9%
Crimson Midstream I Corporation	Crimson Midstream Services, LLC	Membership Interests	0.1%

SCHEDULE 2.02(c)

Pledgor	Issuer	Type of Shares	Number of Shares	% of Shares Owned	Certificate No.
Crimson Midstream Operating, LLC	Crimson Midstream I Corporation	Common Stock	100	100%	2

SCHEDULE 3(j)

Legal Name of New Pledgor:	Crimson Midstream I Corporation
Sole Jurisdiction of Formation / Incorporation:	Delaware
Type of Organization:	Corporation
Organizational No.:	xxxxxxx
U.S. Federal Tax Identification No.:	xx-xxxxxxx
Prior Legal Names:	None

Legal Name of Pledgor:	Crimson Midstream Services, LLC
Sole Jurisdiction of Formation / Incorporation:	Delaware
Type of Organization:	Limited liability company
Organizational No.:	xxxxxxx

U.S. Federal Tax Identification No.:	xx-xxxxxxx
Prior Legal Names:	None